EXHIBIT 3.10
                                                                    ------------



                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

1.  The name of the corporation is:             Denomination sociale de la
    Williams Scotsman of Canada, Inc.           societe:

2.  The address of the registered office is:    Adresse du siege social:

            100 KING STREET WEST, 1 FIRST CANADIAN PLACE, SUITE 4400
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    (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
   (Rue et numero ou numero de la R.R. el, s'il s'agit d'un edifice a bureaux, numero du bureau)


TORONTO, ONTARIO                                                M5X 1B1
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(Name of Municipality of Post Office)                           (Postal Code)
(Nom de la municipalite ou du bureau de poste)                  (Code postal)


CITY OF                                                         TORONTO
-------------------------------------------              -----------------------
(Name of Municipality, Geographic Township) ; dans le/la (County, District,
(Nom de la municipalite, du canton geographique)         Regional Municipality)
                                                         (Comte, district,
                                                         municipalite regionale)

3.  Number (or minimum and maximum              Nombre (ou nombres minimal et
    number) of directors is:                    maximal) d'administrateurs:

    A minimum of 1 director and a maximum of 10 directors.

4.  The first director(s) is/are:               Premier(s) administrateur(s):

                                                                                             Resident
                                        Residence address, giving Street & No. or R.R.       Canadian State
    First name, initials and surname    No., Municipality and Postal Code                    Yes or No

    Prenom, initiales et nom de         Adresee personnelle, compris la rue et le numero,    Resident
    famille                             le numero de la R.R., le nom de la municipalite et   canadien
                                        le code postal                                       Oui/Non
-------------------------------------------------------------------------------------------------------------
    Richard J. Fullerton                679 Bathurst Street                                  Yes
                                        Apt. 3
                                        Toronto, Ontario
                                        M5S 2R2

5.  Restrictions, if any, on business the       Limites, s'il y a lieu, imposees
    corporation may carry on or on powers the   aux activites commerciales ou
    corporation may exercise:                   aux pouvoirs de la societe:

    None.

6.  The classes and any maximum number of       Categories et nombre maximal,
    shares that the corporation is authorized   s'il y a lieu, d'actions que la
    to issue:                                   societe est autorisee a emettre:

    One class of shares in an unlimited number to be designated as common shares.

7.  Rights, privileges, restrictions and        Droits, privileges, restrictions
    conditions (if any) attaching to each       et conditions, s'il y a lieu,
    class of shares and directors authority     rattaches a chaque categorie
    with respect to any class of shares which   d'actions et pouvoirs des
    may be issued in series:                    administrateurs relatifs a
                                                chaque categorie d'actions qui
                                                peut etre emise en serie:

    Not applicable.

8.  The issue, transfer or ownership of         L'emission, le transfert ou la
    share is/is not restricted and the          propriete d'actions est/n'est
    restrictions (if any) are as follows:       pas restreint. Les restrictions,
                                                s'il y a lieu, sont les
                                                suivantes:

    The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation without either:

         (a) the express sanction of the holders of more than 50% of the common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares; or

         (b) the express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

9.  Other provisions, if any, are:              Autres dispositions,
                                                s'il y a lieu:

    1. The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

    2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

    3. The board of directors of the Corporation may, without authorization of the shareholders of the Corporation, from time to time, in such amounts and on such terms as it deems expedient:

         (a)      borrow money upon the credit of the Corporation;

         (b) issue, reissue, sell or pledge debt obligations of the Corporation;

         (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real and personal, movable and immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any obligation of the Corporation.

    The board of directors may from time to time by resolution delegate to a committee of directors or to one or more of the directors or officers of the Corporation all or any powers hereby conferred upon the board to such extent and in such manner as the board shall determine at the time of each such delegation. Nothing in this section shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

10. The names and addresses of the              Nom et adresse des fondateurs:
    incorporators are:

                                                        Full residence address or address of registered
                                                        office or of principal place of business giving
     First name, initials and surname or corporate      Street & No. or R.R. No., Municipality and Postal
     name                                               Code

     Prenom, initiales et nom de famille ou             Adresse personnelle au complet, adresse du siege
     denomination sociale                               social ou adresse de l'establissement principal, y
                                                        compris la rue et le numero ou le numero de la
                                                        R.R., le nom de la municipalite et le code postal
-------------------------------------------------------------------------------------------------------------
    Richard J. Fullerton                               679 Bathurst Street
                                                       Apt. 3
                                                       Toronto, Ontario
                                                       M5S 2R2

    These articles are signed in                Les presents statuts sont signes
    duplicate.                                  en double exemplaire.


________________________________________________________________________________
                          (Signatures of incorporators)
                           (Signatures des fondateurs)



                                        /s/ Richard J. Fullerton
                                        ---------------------------------------
                                        Richard J. Fullerton